PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of June 30, 1998, by FIONA A. ST. CLAIR, with a mailing address at 450 Riverside Drive, New York, New York 10027 (“Pledgor”), in favor of DAVID ST. CLAIR, having an address at c/o MEDecision, Inc., 724 W. Lancaster Avenue, Suite 200, Wayne, Pennsylvania 19087 (“Pledgee”).

WHEREAS, Pledgor has delivered to Pledgee in payment for certain obligations pursuant to the terms of a promissory note (“Note”), dated as of even date herewith, and Pledgor desires to pledge and to grant to Pledgee a security interest in 107,500 shares of common stock, no par value (“Common Stock”), of MEDecision, Inc. (the “Company”) in order to secure the obligations of Pledgor under the Note.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Pledgor hereby grants a security interest in, and pledges to, Pledgee, 107,500 shares of Common Stock (the “Shares”), in order to secure payment and performance of all obligations due by Pledgor to Pledgee under the Note.

2. The Shares are represented by Certificate Number 10 of the Company’s Common Stock, duly issued in the name of Pledgor (the “Certificate”) and duly endorsed for transfer or accompanied by an appropriate stock power executed in blank, receipt of which Certificate is hereby acknowledged by Pledgee.

3. Except for the security interest granted or acknowledged hereby, Pledgor owns the Shares free from any adverse lien, security interest or encumbrance. Pledgor will defend the Shares against all claims and demands of all persons at any time claiming the same or any interest therein.

4. Pledgor hereby covenants that, until the Shares are delivered to Pledgor by Pledgee, Pledgor will not sell, convey, or otherwise dispose of any of the Shares or any interest therein, or create, incur or permit to exist any claim, pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Shares or the proceeds thereof, other than that created hereby and will not do or suffer any act or failure to act which would impair the lien on or the value of the Shares.

5. Upon the occurrence of an Event of Default under the Note, Pledgor shall have the rights and remedies provided in the Uniform Commercial Code of the Commonwealth of Pennsylvania as regards the Shares subject hereto or any other applicable law.

6. Pledgor hereby irrevocably appoints Pledgee as the true and lawful attorney and proxy for Pledgor, with full power of substitution for and in Pledgee’s name in the stock records of Pledgor with respect to all of the Shares, to vote and otherwise act, or give written consent in lieu thereof, at all meetings of stockholders of the Company, and at any time the Shares are required to or may be voted or acted upon. This appointment of proxy is irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the dissolution, liquidation or bankruptcy of the Company, or the occurrence of any other event.

7. (a) Upon the occurrence of an Event of Default, Pledgee may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person, all of which are, to the extent permitted by law, hereby expressly waived, forthwith realize upon the Shares or any part thereof, and may forthwith, or agree to, sell or otherwise dispose of and deliver the Shares or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of MEDecision’s offices or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Shares purchase the Shares for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit or other risk, with the right to Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Shares free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released.

(b) The proceeds of any such disposition or other action by Pledgee shall be applied as follows:

(i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Shares or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses;

(ii) Second, to the satisfaction of Pledgor’s obligations under the Note;

(iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code); and

(iv) Fourth, to Pledgor to the extent of any surplus proceeds.

(c) Pledgee need not give more than fifteen (15) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby deems reasonable.

8. In the event that Pledgor prepays $50,525 of the amount due under the Note, Pledgee may deliver the Certificate to the Company and instruct the Company to cancel the Certificate and issue two new certificates, each representing 53,750 of the Shares. Pledgee agrees, upon receipt from Pledgor of a stock power with respect to a new certificate representing 53,750 of the Shares, to return to Pledgor, or to such party as Pledgor shall designate, a certificate representing 53,750 of the Shares and the original stock power with respect to the Certificate, and, thereafter, the operation of this Pledge Agreement with respect to, and the grant of a security interest in and pledge of, 53,750 of such Shares shall be deemed terminated. Upon payment of all obligations due under the Note, Pledgee agrees to return to Pledgor, or to such party as Pledgor shall designate, all Shares subject to this Pledge Agreement and all Certificates representing the Shares and all stock powers with respect thereto, and this Pledge Agreement shall thereby be terminated. In addition thereto, Pledgee further agrees to execute such release or termination notice that might reasonably be required.

9. (a) No course of dealing between Pledgor and Pledgee, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Pledgee hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Pledgor hereby agrees that Pledgee, at any time and without affecting his rights in the Shares and without notice to Pledgor, may grant any extensions, releases or other modifications of any kind respecting the Note, the Pledgor’s obligations under the Note and any collateral security therefor, and Pledgor hereby waives all notices in connection therewith.

10. This Pledge Agreement shall be binding upon Pledgor and her heirs and assigns.

11. This Agreement shall be construed in accordance with the substantive law of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, this Pledge Agreement has been duly executed as of the 30th day of June, 1998.

/s/ Fiona A. St. Clair

FIONA A. ST. CLAIR